UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 892-7080 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 21, 2017, Select Bancorp, Inc., a North Carolina corporation (the “Company”), and Premara Financial, Inc., a North Carolina corporation (“PARA”), issued a joint press release announcing the execution of an Agreement and Plan of Merger and Reorganization, dated as of July 20, 2017, by and among the Company and its wholly owned subsidiary, Select Bank & Trust Company, a North Carolina banking corporation (“Select Bank”), on the one hand, and PARA and its wholly owned subsidiary, Carolina Premier Bank, a North Carolina banking corporation (“Carolina Premier”), on the other hand (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, PARA will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. Select Bank and Carolina Premier have also entered into an Agreement and Plan of Reorganization and Bank Merger, pursuant to which, subject to the terms and conditions set forth therein, Carolina Premier will merge with and into Select Bank (the “Bank Merger”), with Select Bank as the surviving bank in the Bank Merger. A copy of the press release containing the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 21, 2017, the Company also provided supplemental information regarding the proposed transaction in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 21, 2017
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: July 21, 2017	By:	/s/ Mark A. Jeffries
Mark A. Jeffries
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 21, 2017
99.2	Investor Presentation